                                                                  Execution Copy

                                                                  Exhibit (h)(5)

                                   ADDENDUM TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

        ADDENDUM, entered into this 3rd day of January, 2005 by and among and CDC NVEST COMPANIES TRUST I ("Companies Trust") and CDC NVEST FUNDS TRUST I, CDC NVEST FUNDS TRUST II, CDC NVEST FUNDS TRUST III, CDC NVEST FUNDS CASH MANAGEMENT TRUST (collectively, "CDC Nvest Trusts") and LOOMIS SAYLES FUNDS I and LOOMIS SAYLES FUNDS II (collectively, "Loomis Trusts," and together with Companies Trust and CDC Nvest Trusts, the "Funds") and IXIS ASSET MANAGEMENT SERVICES COMPANY (the "Transfer Agent").

        WHEREAS, Companies Trust and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of September 1, 2000, as amended by the First Addendum dated September 12, 2003 and the Second Addendum dated January 1, 2004 ("Companies Trust Agreement"), pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of Companies Trust;

        WHEREAS, CDC Nvest Trusts and Transfer Agent are parties to a Transfer Agency and Service Agreement dated as of November 1, 1999, as amended by the First Addendum dated September 12, 2003, the Second Addendum dated January 1, 2004, and the Third Addendum dated July 14, 2004 ("CDC Nvest Trust Agreement"), pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the CDC Nvest Trusts;

        WHEREAS, Each of the Loomis Trusts and Transfer Agent are parties to a separate Transfer Agency and Service Agreement, each dated as of February 1, 2003, as amended by the First Addendum dated September 12, 2003 and the Second Addendum dated January 1, 2004 (collectively, "Loomis Trust Agreements", and together with Companies Trust Agreement and CDC Nvest Trust Agreement, the "Agreements"), pursuant to which the Transfer Agent acts as transfer agent, disbursing agent, and agent in connection with certain other activities on behalf of the Loomis Trusts;

        WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Funds and made subject to the Agreements in accordance with Section 17 of the Agreements and in accordance with terms thereof, being hereinafter referred to as a "Portfolio," and collectively as the "Portfolios");

        WHEREAS, the Funds and the Transfer Agent desire to amend Schedule A of each Agreement to reflect changes in Portfolios;

        WHEREAS, the Funds, on behalf of the Portfolios, and the Transfer Agent desire to amend Schedule 3.1 of the Agreements to reflect changes in fees.

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        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements, pursuant to the terms thereof, as follows:

        1. Terms. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Agreements.

        2. Funds. Schedule A of the Companies Trust Agreement is deleted in its entirety and replaced with Schedule A - Companies Trust attached hereto. Schedule A of the CDC Nvest Trust Agreement is deleted in its entirety and replaced with Schedule A - CDC Nvest Trusts attached hereto. Schedule A of each Loomis Trust Agreement is deleted in its entirety and replaced with Schedule A - Loomis Trusts attached hereto.

        3. Change in Fees. Schedule 3.1 of the Agreements is deleted in its entirety and replaced with the Schedule 3.1 attached hereto.

        4. Miscellaneous. This Addendum may be executed in any number of counterparts, each of which shall be considered an original, but all of which shall together constitute one and the same instrument. All section headings in this Addendum are solely for convenience of reference, and do not affect the meaning or interpretation of this Addendum. This Addendum shall have the effect of amending the Agreements but solely as to the matters set forth herein. All provisions of the Agreements not deleted, amended or otherwise modified herein shall remain in full force and effect. In the event of any inconsistency between this Addendum and the Agreements, this Addendum shall control.

                [Remainder of this page intentionally left blank]

                                                                  Execution Copy

        IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

IXIS ASSET MANAGEMENT SERVICES COMPANY

By: /s/FRANK LOPICCOLO
    ---------------------------------
Name:  Frank LoPiccolo
Title: President

CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST COMPANIES TRUST I
CDC NVEST CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By: /s/ JOHN T. HAILER
    ---------------------------------
Name:  John T. Hailer
Title: President

LOOMIS SAYLES FUNDS I

By: /s/ JOHN T. HAILER
    ---------------------------------
Name:  John T. Hailer
Title: Executive Vice President

                                                                  Execution Copy

                          Schedule A - CDC Nvest Trusts

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CDC Nvest Funds Trust I
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CDC Nvest Star Advisers Fund
CDC Nvest Star Value Fund
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Loomis Sayles Core Plus Bond Fund
Loomis Sayles Government Securities Fund
Vaughan Nelson Small Cap Value Fund
Westpeak Capital Growth Fund

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CDC Nvest Funds Trust II
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Harris Associates Large Cap Value Fund
Loomis Sayles Massachusetts Tax Free Income Fund

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CDC Nvest Funds Trust III
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CDC IXIS Moderate Diversified Portfolio
Harris Associates Focused Value Fund
IXIS Equity Diversified Portfolio

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CDC Nvest Cash Management Trust
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CDC Nvest Cash Management Trust - Money Market Series

        All Portfolios within the CDC Nvest Trusts are Load Funds for purposes of Schedule 3.1 Fees.

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                          Schedule A - Companies Trust

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CDC Nvest Companies Trust I
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AEW Real Estate Fund

        All Portfolios within Companies Trust are Load Funds for purposes of
Schedule 3.1 Fees.

                                                                  Execution Copy

                           Schedule A - Loomis Trusts

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Loomis Sayles Funds I
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Loomis Sayles Benchmark Core Fund (3)
Loomis Sayles Bond Fund (2)
Loomis Sayles Core Plus Fixed Income Fund (3)
Loomis Sayles Fixed Income Fund (3)
Loomis Sayles Global Bond Fund (2)
Loomis Sayles High Income Opportunities Fund* (3)
Loomis Sayles Institutional High Income Fund  (3)
Loomis Sayles Intermediate Duration Fixed Income Fund (3)
Loomis Sayles Investment Grade Fixed Income Fund (3)
Loomis Sayles Mid Cap Growth Fund (3)
Loomis Sayles Small Cap Value Fund (2)
Loomis Sayles Small Company Growth Fund (3)
Loomis Sayles Inflation Protected Securities Fund (3) (formerly, Loomis Sayles U.S. Government Securities Fund)

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Loomis Sayles Funds II
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Loomis Sayles Aggressive Growth Fund (2)
Loomis Sayles Growth Fund (1)
Loomis Sayles High Income Fund (1)
CDC IXIS International Equity Fund (1) (to be renamed Hansberger Foreign Growth Fund effective 2/1/05)
Loomis Sayles Investment Grade Bond Fund** (1)
Loomis Sayles Limited Term Government and Agency Fund (1)
Loomis Sayles Municipal Income Fund (1)
Loomis Sayles Research Fund (1)
Loomis Sayles Small Cap Growth Fund (2)
Loomis Sayles Strategic Income Fund (1)
Loomis Sayles Tax-Managed Equity Fund (2)
Loomis Sayles Value Fund (2)
Loomis Sayles Worldwide Fund (2)

     (1) Load Funds for purposes of Schedule 3.1 Fees.
     (2) No-Load Funds for purposes of Schedule 3.1 Fees.
     (3) Institutional Funds for purposes of Schedule 3.1 Fees.

* With respect to this Fund, paragraph 3 of the Transfer Agency and Service Agreement between Loomis Sayles Funds I, on behalf of the Fund, and IXIS Asset Management Services Company ("IXIS Services") is revised to provide that IXIS Services shall be entitled to reasonable compensation for its services and expenses as Transfer Agent, but Loomis, Sayles & Company, L.P. ("Loomis Sayles"), the investment adviser to the Fund, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Fund, as agreed upon by Loomis Sayles in separate Letter Agreements dated March 4, 2004 and January 3, 2005.
**Addendum and Agreement do not include Class J shares of this Fund.

                                                                  Execution Copy

SCHEDULE 3.1
                                      FEES

                           Dated as of January 3, 2005
                 Account Service Fees through December 31, 2005

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        LOAD FUNDS (Classes A, B and C)
                Equity Funds -- the greater of:
                        1) Aggregate annual minimum fee of $6,810,922 for all
                           load equity funds; or
                        2) Annual account based fee of $25.44 for each open
                           account and $2.00 for each closed account, aggregated for all load equity funds

                Fixed Income Funds -- the greater of:
                        1) Aggregate annual minimum fee of $1,739,649 for all
                           load income funds; or
                        2) Annual account based fee of $25.25 for each open
                           account and $2.00 for each closed account, aggregated for all load fixed income funds

                Money Market Funds -- the greater of:
                        1) Aggregate annual minimum fee of $1,023,934 for all
                           load money market funds; or
                        2) Annual account based fee of $27.55 for each open
                           account and $2.00 for each closed account, aggregated for all load money market funds

        NO-LOAD RETAIL FUNDS; LOAD FUNDS CLASS Y
        No-Load Retail Funds and Load Funds Class Y -- the greater of:
                        1) Aggregate annual minimum fee of $1,016,981 for all
                           no-load retail funds and load funds Class Y; or
                        2) Annual account based fee of $25.44 for each open
                           account in an Equity Fund, $25.25 for each open
                           account in a Fixed Income Fund, and $2.00 for each closed account (Equity and Fixed Income Funds), aggregated for all no-load retail funds and load funds Class Y

        INSTITUTIONAL FUNDS
        Institutional Funds -- the greater of:
                        1) Aggregate annual minimum fee of $180,000 for all
                           Institutional Funds; or
                        2) Annual account based fee of $25.44 for each open
                           account in an Equity Fund, $25.25 for each open account in a Fixed Income Fund, and $2.00 for each closed account (Equity and Fixed Income Funds), aggregated for all Institutional funds

        For ALL FUNDS, there is a monthly Class minimum of $1,500 per Class, per Fund.

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Both the open and closed account fees shall be billed on a monthly basis, in an amount equal to 1/12 of the per annum fee. An "open account" means any account on the books of the Transfer Agent representing record ownership of shares of a Fund which as of any day of a calendar month has a share balance greater than zero. If an account is closed during any calendar month, it shall be considered a "closed account" beginning the first day of the next calendar month and the Transfer

                                                                  Execution Copy

Agent may bill for such account until such time as the account is purged from the books of the Transfer Agent.

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IRA Custodial Fees

        Annual Maintenance (payable by shareholders)       $20.00/Tax Id Number*

        *An additional $15.00 annual fee is charged to SIMPLE IRA participants that choose to maintain manual recordkeeping services.

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Small Account Fees

        Annual Fee for below minimum accounts (payable
         by shareholders)                                         $20.00/Account

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Out of Pocket Expenses

    Out-of-pocket expenses include, but are not limited to, confirmation statements, investor statements, postage, audio response, telephone, telecommunication and line charges, equipment (including imaging equipment and support), record storage, records retention, transcripts, microfilm, microfiche, disaster recovery capabilities, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, sub-transfer agency fees including omnibus account fees and networking fees, costs associated with certain specialty products, systems, or services, as applicable (such as retirement plan recordkeeping, "Investor," "Voice," "FAN," and "Vision", electronic statements and electronic delivery initiatives), system conversion costs, and any other expenses incurred at the specific direction of the Fund.

Subject to each party's right to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent and the Fund agree that the fees set forth in this
Schedule 3.1 shall remain in effect until December 31, 2005. Upon the expiration of such period, the Transfer Agent and the Fund hereby agree to negotiate in good faith such changes to this Schedule as they may deem necessary.

                                                                  Execution Copy

IXIS ASSET MANAGEMENT SERVICES COMPANY

By: /s/ Frank LoPiccolo
    ---------------------------------
Name:  Frank LoPiccolo
Title: President

CDC NVEST FUNDS TRUST I
CDC NVEST FUNDS TRUST II
CDC NVEST FUNDS TRUST III
CDC NVEST COMPANIES TRUST I
CDC NVEST CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By: /s/ John T. Hailer
    ---------------------------------
Name:  John T. Hailer
Title: President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    ---------------------------------
Name:  John T. Hailer
Title: Executive Vice President